UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 3, 2005
Advanced Energy Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26966 (Commission File Number)	84-0846841 (IRS Employer Identification No.)

1625 Sharp Point Drive, Fort Collins, Colorado (Address of principal executive offices)	80525 (Zip Code)
Registrant’s telephone number, including area code: (970) 221-4670
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On August 3, 2005, Advanced Energy Industries, Inc. issued a press release announcing its intention to effect an underwritten public offering of 10,000,000 shares of its common stock pursuant to its effective shelf registration statement previously filed with the Securities and Exchange Commission. Citigroup Global Markets Inc. is acting as the sole book runner and is the joint lead with Lehman Brothers Inc. for the offering announced today. Adams Harkness, Inc. and Needham & Company, LLC are co-managers. Advanced Energy also expects to grant to the underwriters an option to purchase up to an additional 1,500,000 shares of common stock within 30 days after the offering solely to cover over-allotments. The information contained in the press release dated August 3, 2005 is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (c) The following exhibit is filed pursuant to Item 8.01:

99.1	Press release dated August 3, 2005 relating to the proposed offering by Advanced Energy Industries, Inc. of 10 million shares of common stock.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanced Energy Industries, Inc.
/s/ Michael El-Hillow
Date: August 3, 2005	Michael El-Hillow, Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated August 3, 2005 relating to the proposed offering by Advanced Energy Industries, Inc. of 10 million shares of common stock